SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 31, 2013

Crown Alliance Capital Limited
(Exact name of registrant as specified in its charter)

Nevada	333-169346	27-2089124
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2985 Drew Road, Suite 217 Mississauga ON	L4T OA4
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (905) 604-8877

__________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Registrant’s Business and Operations

Item 1.01 Entry Into A Material Definitive Agreement

On October 31, 2013, we closed a secured debt financing with the receipt of funding the amount of $1,500,000. A total of three (3) investors lent us a total of $1,500,000 under three individual Promissory Notes and Security Agreements (the “Notes”) each signed and dated October 24, 2013. The Notes bear interest at an annual rate of fifteen percent (15%), with monthly payments of accrued interest due to the note holders on the last day of each month beginning November 30, 2013. The notes are secured by our interest in a life insurance policy having a face value of $2,000,000. The Notes are due and payable in full upon the maturity of the life insurance policy pledged as collateral, but no later than March 30, 2017. The foregoing is a summary of the material provisions of the Notes and not a complete description of their terms. The full Notes should be reviewed for additional information.

Section 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Promissory Note and Security Agreement with Cyril Lacko in Trust
10.2	Promissory Note and Security Agreement with Rigod Holdings Limited
10.3	Promissory Note and Security Agreement with The Cesana Family Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Crown Alliance Capital Limited

/s/ Lorraine Fusco

Lorraine Fusco

President, Chief Executive Officer

Date: November 1, 2013

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